SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:

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( )	Preliminary Proxy Statement	( ) Confidential, for Use of the Commission Only (as permitted by Rule 14c-6(e)(2)
(X ) ( ) ( )	Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

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LORD ASSET MANAGEMENT TRUST

(Name of Registrant as Specified in Its Charter)
________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
(X)	No fee required.
( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

( )	Fee paid with preliminary materials.

( )

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

LORD ASSET MANAGEMENT TRUST
440 S. LaSalle Street
Suite 3900
Chicago, IL 60605
800-811-0535

___________

Thomas White American Enterprise Fund

___________

Notice of Special Meeting of Shareholders
To be held on October 29, 2003

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To the Shareholders:

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Notice is hereby given that Lord Asset Management Trust (the "Trust") will hold a special meeting of shareholders of the Thomas White American Enterprise Fund (the "Fund"), at the offices of Thomas White International, Ltd., 440 S. LaSalle Street, Suite 3900, Chicago, IL 60605, on October 29, 2003 at 10:00 a.m., Central Time, as adjourned from time to time (the "Meeting"), for the purposes listed below:

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I.
To approve a Plan of Liquidation and Dissolution with respect to the Fund; and
II.
To consider and act upon any other business as may properly come before the Meeting.

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After careful consideration, the Trustees of the Trust approved Proposal I and recommend that shareholders vote "FOR" Proposal I.

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The matters referred to above are discussed in detail in the proxy statement attached to this notice. The Trust's Board of Trustees has fixed the close of business on October 6, 2003 as the record date for determining shareholders entitled to notice of and to vote at the Meeting. Each share of a Fund is entitled to one vote, with fractional votes for fractional shares. If you have returned a proxy card and are present at the Meeting, you may change the vote specified in the proxy at that time. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

Regardless of whether you plan to attend the Meeting in person, please vote your shares. PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, SO THAT YOU WILL BE REPRESENTED AT THE MEETING.

By Order of the Board of Trustees,
 /s/ Douglas M. Jackman
Secretary

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. IN ORDER TO AVOID THE UNNECESSARY EXPENSE OF FURTHER SOLICITATION, WE URGE YOU TO VOTE PROMPTLY.

LORD ASSET MANAGEMENT TRUST
440 S. LaSalle Street
Suite 3900
Chicago, IL 60605

800-811-0535

___________

Thomas White American Enterprise Fund

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PROXY STATEMENT

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Special Meeting of Shareholders
To be held on October 29, 2003

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This proxy statement and enclosed proxy are being furnished in connection with the solicitation of proxies by the Board of Trustees (the "Board" or "Trustees") of Lord Asset Management Trust (the "Trust") for use at a special meeting of shareholders of the Thomas White American Enterprise Fund (the "Fund"), at the offices of the Fund's investment adviser and administrator, Thomas White International, Ltd. ("TWI"), 440 S. LaSalle Street, Suite 3900, Chicago, IL 60605, on October 29, 2003 at 10:00 a.m., Central Time, as adjourned from time to time (the "Meeting"). The Board is soliciting proxies from shareholders of the Fund with respect to the proposals set forth in the accompanying notice. It is anticipated that proxies and proxy statements will first be mailed to shareholders on or about October 14, 2003.

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Shareholder Reports

Shareholders can find important information about the Trust and the Fund in the Trust's annual report dated October 31, 2002 and semi-annual report dated April 30, 2003, each of which has been mailed previously to shareholders. If you have not received these reports or would like to receive additional copies, please contact the Trust by writing to the above address, or by calling the telephone number above. Copies of the reports will be provided free of charge.

PROPOSAL I
APPROVAL OF A PLAN OF LIQUIDATION
AND DISSOLUTION

Introduction

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At a meeting held on October 7, 2003, the Board, upon the recommendation of TWI, determined that it would be in the best interests of the Fund and its shareholders if the Fund was liquidated and dissolved. The Board and TWI have concluded that the Fund's asset growth and investment performance have been more modest than initially envisioned, with the result that the Fund operates with relatively high operating expense ratios and that the prospects for future asset growth and lower operating expenses are limited should TWI continue to manage the assets of the Fund. After consideration of the Fund's prospects and possible alternatives to continued investment operations, upon recommendation of TWI and the management of the Trust, the Board, including all of the Trustees who are not "interested persons" (for regulatory purposes) of the Trust or TWI (the "Independent Trustees"), reviewed and approved the proposed liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution (the "Plan"). A form of the Plan is attached to this proxy statement as Exhibit A, and qualifies in its entirety the following summary of the Plan. The Plan provides for the liquidation of the Fund's assets and the distribution to Fund shareholders of all of the proceeds of the liquidation. If the proposal is approved by shareholders of the Fund, the net proceeds (after deduction for amounts estimated to be necessary to satisfy the debts and liabilities of the Fund) will be paid to shareholders pro rata, in cash, following the close of business on the date of the Meeting.

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Shareholder approval of the Fund's liquidation and dissolution is required before the Fund can be liquidated and dissolved. For the reasons set forth below, the Board recommends that shareholders vote to approve Proposal I calling for the liquidation and dissolution of the Fund. If the shareholders do not approve the Plan, the Fund will continue to exist as a registered investment company in accordance with its stated objective and policies. In such a case, the Board would consider what, if any, steps to take concerning the Fund and its shareholders.

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Shareholders are free to redeem their shares prior to the date on which the Fund is liquidated, and they may exchange their Fund shares for shares offered by another fund in the Thomas White Funds Family.

Reasons for Liquidation and Dissolution

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The Fund commenced operations on November 1, 1998 as a separate series of the Trust. Since that time, the Fund has remained relatively small. As of September 30, 2003, the Fund had net assets of approximately $14.8 million. This failure to grow likely may be attributed to a number of factors, including a severe decline in equity market valuations during much of the Fund's existence, as well as a general reduction of many investors' exposure to equity investments.

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TWI has been capping the Fund's total expenses by waiving a portion of its advisory fee and/or reimbursing some of the Fund's expenses since the Fund's inception. TWI has advised the Board that it believes the Fund's small asset level, and resulting expense ratio, has created diseconomies of scale that has left the Fund too small to remain economically viable. TWI does not believe that the Fund's expense ratio will continue to be competitive with similar funds currently offered in the market to investors unless TWI continues to cap the Fund's expenses for the foreseeable future. TWI has indicated to the Board that it does not intend to continue the expense waiver indefinitely if the liquidation proposal is not approved.

In addition, TWI has advised the Board that it does not anticipate that the Fund will experience sufficient asset growth in the foreseeable future to offset the difficulties associated with the its small size. TWI believes that the Fund is not well positioned to attract new assets given the availability of other similar funds which have significantly lower expense ratios due to larger asset sizes and significantly more developed distribution networks. The Board also considered the historical performance record of the Fund, and the negative impact that its continuing small asset size and higher expense ratio would likely have on Fund performance going forward.

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The Board also considered the tax impact on shareholders of the liquidation and dissolution of the Fund. As of September 30, 2003, the Fund had realized losses of approximately $4.4 million and unrealized gains of approximately $0.8 million. Based on the Trust's records, Trust management believes most shareholders in the Fund would realize a loss for tax purposes on liquidation of the Fund.

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Prior to recommending the Fund's liquidation to the Board, the officers of the Trust sought to determine whether a merger or transfer of assets would be possible, and if so, whether it would produce desirable results for shareholders. Management reviewed current market conditions, the similarities between the Fund and other funds managed by TWI, the relatively small size of the Fund, the time, effort and expense required to effect a transaction, and the tax and related implications for shareholders of such a transaction. The officers determined that there was no suitable affiliated fund with which the Fund could be combined without significant changes in its portfolio, including liquidation of significant portions of its portfolio. They also determined that the expense of a merger or transfer of the assets to another mutual fund likely would be greater than any benefits shareholders of the Fund could expect to realize from such a transaction. The officers also investigated the relative costs involved in the liquidation and dissolution of the Fund.

Terms of the Plan

Following are some of the key terms of the Plan, which is attached as Exhibit A to this proxy statement and qualifies the following summary in its entirety.

Effective Date of the Plan and Liquidation of the Fund's Assets. The Plan will become effective on the date of its adoption and approval by Fund shareholders. Following this approval, the Fund (i) will cease to invest its assets in accordance with its investment objective and will sell any portfolio securities it owns in order to convert the Fund's assets to cash or cash equivalent; (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund; and (iii) will be dissolved in accordance with the laws of the State of Delaware and the Trust Instrument of the Trust. The Fund may begin to liquidate some or all of its portfolio prior to the Meeting in order to meet redemption requests or in anticipation of liquidation.

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Liquidating Distribution. On October 29, 2003, or as soon as practical thereafter, the Trust on behalf of the Fund will mail the following to each shareholder of record on that date: (i) a liquidating distribution in cash equal to the shareholder's proportionate interest in the net assets of the Fund (after giving effect to amounts considered necessary to satisfy the Fund's liabilities); and (ii) information concerning the sources of the liquidating distribution.

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Cessation of Rights of Shareholders. Shares of the Fund automatically liquidated will no longer be deemed outstanding as of such time and will be cancelled.

Expenses. The Fund will bear all expenses incurred in carrying out the Plan, including but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders. The total liabilities of the Fund prior to the liquidating distribution include the dissolution expenses referred to above and amounts accrued, or anticipated to be accrued, for custodial and transfer agency services, legal, audit and Trustees fees as well as costs incurred in the preparation and mailing of proxy materials and related printing costs. Any expenses and liabilities attributed to the Fund subsequent to the mailing of the liquidating distribution and for which a reserve has not been established will be borne by TWI.

Implementation. The Plan provides that the Trustees and officers of the Trust may take such actions as are necessary to effectuate the Plan, and that the Trustees shall have the authority to authorize such amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Fund and to effect the dissolution, complete liquidation and termination of the existence of the Fund and the purposes to be accomplished by the Plan.

Material Federal Income Tax Consequences

Each shareholder who receives a liquidating distribution will recognize gain (or loss) for federal income tax purposes equal to the amount by which the cash distributed exceeds (or is less than) the shareholder's tax basis in the Fund shares. Assuming that the shareholder holds such shares as capital assets, such gain or loss generally will be treated as long-term capital gain or loss if the shares were held for more than one year and otherwise generally will be treated as short-term capital gain or loss.

Notwithstanding the foregoing, any loss realized by a shareholder in respect of Fund shares with a tax holding period of six months or less will be treated as long-term capital loss to the extent of any capital gain dividends with respect to such shares. The federal income tax treatment that a Fund shareholder would receive if such shareholder's entire interest in the Fund were redeemed prior to the liquidation generally would be identical to the federal income tax treatment described above to a shareholder in liquidation of the shareholder's interest in the Fund.

The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the liquidating distribution as discussed herein, including any state, local and foreign tax consequences.

The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets.

Evaluation by the Board

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The Board has determined that the Plan is in the best interests of the Fund and the Fund's shareholders. Accordingly, the Trustees, including the Independent Trustees, authorized the submission of the Plan to Fund shareholders for their approval.

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In determining whether it was appropriate to recommend approval by shareholders, the Board requested information, provided by TWI, that it believed to be reasonably necessary to reach its conclusion. The Board carefully evaluated this information, and was advised by legal counsel with respect to its deliberations.

The Trustees recommended that Fund shareholders approve the Plan on the basis of the following considerations, among others:

The Fund's asset growth to date has been modest, leaving the Fund too small to be economically viable;
The Fund's expense ratio is at a level that would not be competitive were it not for the continued fee waiver and expense reimbursement by TWI;
It is unlikely that the Fund will experience sufficient sales of Fund shares in the foreseeable future to relieve the difficulties associated with its failure to achieve economies of scale;

Possible alternatives to liquidation, including the merger of the Fund into another mutual fund, are not practical in the current circumstances and may not be advantageous to the Fund and its shareholders; and

The Plan should not have an adverse tax impact on a majority of Fund shareholders.

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In reaching its decision to recommend approval of the Plan, the Board did not identify any single factor as being of paramount importance. Based upon its review, the Board determined the Plan is in the best interests of the Fund's shareholders. Accordingly, after consideration of the above factors, and such other factors and information it considered relevant, the Board voted to recommend approval of the Plan by the Fund's shareholders.

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THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PLAN AS PROVIDED UNDER THIS PROPOSAL. UNMARKED PROXIES WILL BE SO VOTED.

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OTHER BUSINESS

The Trustees do not know of any matters to be presented at the Meeting other than those set forth in this proxy statement. If other business should properly come before the Meeting, proxies will be voted in accordance with the judgment of the persons named in the accompanying proxy.

VOTING INFORMATION

Proxy Solicitation. The Trust is soliciting proxies by U.S. mail. Employees of TWI may make additional solicitations by telephone to obtain the necessary representation at the Meeting, but will receive no additional compensation for doing so. The Trust will forward to record owners proxy materials for any beneficial owners that such record owners may represent.

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Shareholder Voting. Shareholders of record at the close of business on October 6, 2003 (the "Record Date") are entitled to notice of, and to vote at, the Meeting. Each shareholder is entitled to one vote, with an appropriate fraction of a vote for a fraction of a share. As of the Record Date, there were issued and outstanding 1,548,866.609 shares of the Fund, representing an equal number of votes. The persons owning of record or beneficially 5% or more of the outstanding shares of the Fund as of the Record Date, as well as the ownership of Fund shares by the Trust's Trustees and officers, are set forth in Appendix B.

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The presence in person or by proxy of the holders of one-third of the outstanding shares of the Fund is required to constitute a quorum at the Meeting. Shares held by shareholders present in person or represented by proxy at the Meeting will be counted both for the purposes of determining the presence of a quorum and for calculating the votes cast on the issues before the Meeting.

Proxies that reflect abstentions or broker "non-votes" (that is, shares held by brokers or nominees as to which (a) such persons have not received instructions from the beneficial owner or other persons entitled to vote and (b) the brokers or nominees do not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

In the event that a quorum is present at the Meeting but sufficient votes to approve any proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies or to obtain the vote required for approval of one or more proposals. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote FOR the proposal in favor of such an adjournment and will vote those proxies required to be voted AGAINST the proposal against any such adjournment. A shareholder vote may be taken prior to any adjournment of the Meeting on any proposal for which there are sufficient votes for approval, even though the Meeting is adjourned as to other proposals.

Voting by Mail. In addition to voting in person at the Meeting, shareholders also may sign and mail the proxy card received with the proxy statement. Timely, properly executed proxies will be voted as instructed by shareholders. A shareholder may revoke his or her proxy at any time prior to its exercise by written notice addressed to the Secretary of the Trust prior to the Meeting; by submitting a properly-executed proxy bearing a later date, but prior to the Meeting; or by attending and voting in person at the Meeting and giving oral notice of revocation to the Chairman of the Meeting. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered proxy.

Required Vote. Approval of Proposal I requires the vote of a "majority of the outstanding voting securities" of the Fund, which means the vote of 67% or more of the shares that are present at the Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or the vote of more than 50% of the Fund's outstanding shares, whichever is less. Accordingly, assuming the presence of a quorum, abstentions and non-votes have the effect of a negative vote on Proposal I.

Shareholder Proposals. The Trust does not hold regular shareholders' meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting should send their written proposals to the principal executive offices of the Trust at the address set forth on the cover of this proxy statement.

Proposals must be received a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the proxy materials for a meeting. Timely submission of a proposal does not, however, necessarily mean that the proposal will be included. Persons named as proxies for any subsequent shareholders' meeting will vote in their discretion with respect to proposals submitted on an untimely basis.

To ensure the presence of a quorum at the Meeting, prompt execution and return of the enclosed proxy is requested. A self-addressed, postage-paid envelope is enclosed for your convenience.
By Order of the Board of Trustees,

 /s/ Douglas M. Jackman  Secretary

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October 14, 2003

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APPENDIX A

LORD ASSET MANAGEMENT TRUST

Thomas White American Enterprise Fund

PLAN OF LIQUIDATION AND DISSOLUTION

     This Plan of Liquidation and Dissolution (the "Plan") is adopted by Lord Asset Management Trust (the "Trust"), a Delaware statutory trust, with respect to the Thomas White American Enterprise Fund (the "Fund"), a series of the Trust. The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and this Plan is adopted as a plan of liquidation for purposes of the Internal Revenue Code of 1986, as amended, and the regulations thereunder with respect to the Fund. The Plan is intended to accomplish the complete liquidation and dissolution of the Fund and the redemption of the Fund's outstanding shares in conformity with applicable law and the Trust's Trust Instrument and Bylaws.

     WHEREAS, the Trust's Board of Trustees, on behalf of the Fund, has determined that it is in the best interests of the Fund and the beneficial owners of its shares to liquidate and dissolve the Fund; and

     WHEREAS, the Board of Trustees has considered and adopted this Plan as the method of liquidating and dissolving the Fund in accordance with Article XI, Section 11.04 of the Trust's Trust Instrument and has recommended that shareholders of the Fund approve the Plan at a special meeting of shareholders called for such purpose;

     NOW THEREFORE, the liquidation and dissolution of the Fund shall be carried out in the manner hereinafter set forth:

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1.      Effective Date of Plan. The Plan shall become effective upon a vote approving the Plan by the requisite number of the outstanding shares of the Fund entitled to vote at a special meeting of shareholders of the Fund duly called for such purpose to be held on October 29, 2003 or such other date as determined by an officer of the Trust, which date is hereinafter called the "Effective Date."

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2.       Dissolution. As promptly as practicable, consistent with the provisions of the Plan, the Fund shall be dissolved in accordance with the laws of the State of Delaware and the Trust's Trust Instrument and Bylaws ("Dissolution").

3.       Cessation of Business. As soon as is reasonable and practicable on or after the Effective Date, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purposes of winding up its business and affairs, marshalling and preserving the value of its assets and distributing its assets to shareholders in redemption of their shares in accordance with the provisions of the Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund and discharging or making reasonable provisions for the Fund's liabilities.

4.       Liquidation of Assets. As soon as is reasonable and practicable before, on or after the Effective Date, all portfolio securities of the Fund shall be converted to cash or cash equivalents. In the alternative, if determined to be in the best interests of the Fund and the beneficial owners of its shares, the Fund may elect not to liquidate its portfolio assets and to distribute such amounts in-kind to its shareholders consistent with applicable statutes, regulations and interpretations, which shall constitute a liquidating distribution for this purpose.

5.       Payment of Debts. As soon as is reasonable and practicable on or after the Effective Date, subject to the provisions of Section 7 hereof, the Fund shall determine and pay, or set aside in cash or equivalents, the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided for in Section 6 below, subject to Section 7 below.

6.       Liquidating Distribution. As soon as possible on or after the Effective Date, or such other date as determined by the Trust's Board of Trustees (the "Liquidation Date"), and in any event within 30 days thereafter, the Fund shall mail the following to each shareholder of record on the business day preceding the Liquidation Date in redemption of such shareholder's shares of the Fund: (1) a liquidating distribution (or distributions, if more than one distribution shall be necessary), which may be in cash or cash equivalents or in-kind, equal to the shareholder's proportionate interest in the net assets of the Fund; and (2) information concerning the sources of the liquidating distribution. Upon the mailing of the liquidating distribution, all outstanding shares of the Fund will be deemed cancelled.

      If the Trust is unable to make distributions to all of the Fund's shareholders because of the inability to locate shareholders to whom distributions in cancellation and redemption of the Fund's shares are payable, the Board may create, in the name and on behalf of the Fund, a trust with a financial institution and, subject to applicable abandoned property laws, deposit any remaining assets of the Fund in such trust for the benefit of the shareholders that cannot be located. The expenses of such trust shall be charged against the assets therein.

7.       Management and Expenses of the Fund. The Fund shall bear all expenses incurred in connection with the carrying out of this Plan including, but not limited to, all printing, legal, accounting, custodian and transfer agency fees, and the expenses of any reports to or meeting of shareholders. Any expenses and liabilities attributed to the Fund subsequent to the mailing of the liquidating distribution will be borne by Thomas White International, Ltd. (the "Adviser"), which shall continue through the Liquidation Date its undertaking to limit Fund operating expenses at the levels in effect as of the Effective Date.

8.       Power of Board of Trustees. The Board and, subject to the approval of the Board, the officers shall have authority to do or authorize any or all acts and things as provided for in the Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of the Plan, including the execution and filing of all certificates, documents, information returns, tax returns and other papers which may be necessary or appropriate to implement the Plan or which may be required by the provisions of the Investment Company Act or any other applicable laws. The death, resignation or disability of any Trustee or any officer of the Trust shall not impair the authority of the surviving or remaining Trustees or officers to exercise any of the powers provided for in the Plan.

9.       Amendment of Plan. The Board shall have the authority to authorize or ratify such variations from or amendments to the provisions of the Plan as may be necessary or appropriate to effect the marshalling of the Fund's assets and the dissolution, complete liquidation and termination of the existence of the Fund, and the distribution of the Fund's net assets to shareholders in redemption of the shares in accordance with the laws of the State of Delaware and the purposes to be accomplished by the Plan.

10.       Filings. The Board of Trustees hereby directs the appropriate parties to make any necessary filings (including, without limitation, the completion and filing of Internal Revenue Service Form 966) relating to the dissolution of the Fund with the Internal Revenue Service and with any other taxing authority, the State of Delaware, or any other authority.

11.       Trust Only. The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees of the Trust, representatives or agents of the Trust are made not individually, but only in such capacities, and are not binding upon any of the Trustees of the Trust, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Fund must look solely to the assets of the Trust belonging to the Fund for the enforcement of any claims against the Trust.
LORD ASSET MANAGEMENT TRUST On behalf of the Thomas White American Enterprise Fund
For the Board of Trustees

By:__________________
Name:________________
Title:_________________

Accepted:

Thomas White International, Ltd.

By:__________________
Name:________________
Title:_________________

APPENDIX B

As of the Record Date, the name, address, and share ownership of persons who owned of record or beneficially 5% or more of the outstanding shares of the Fund are set forth below, as is the share ownership of the Trust's Trustees and officers:
Shareholder and Address	Shares Owned	% Owned
John Wm. Galbraith* P.O. Box 33030 St. Petersburg, FL 33733	1,170,070	75.5%

Susan Butler 1960 S. Grandview Ave. Dubuque, IA 52003	135,483	8.7%
Trustees and Officers
 Edward E. Mack III Elizabeth Montgomery Nicholas G. Manos John N. Venson Thomas S. White, Jr. Douglas M. Jackman David M. Sullivan II	0 0 0 0 41,303 3,480 0	0% 0% 0% 0% 2.7% 0.2% 0%
As a group, the Trustees and Officers of the Fund owned 	44,783	2.9%
* On the basis of his share ownership, Mr. Galbraith may be able to control the outcome of any matter submitted for shareholder consideration at the Meeting.

LORD ASSET MANAGEMENT TRUST
440 S. LaSalle Street
Suite 3900
Chicago, IL 60605
800-811-0535

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
October 29, 2003

Thomas White American Enterprise Fund

PROXY

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The undersigned hereby appoints Douglas M. Jackman and David M. Sullivan II, and any one of them, attorney and proxy with full power of substitution to vote and act with respect to all shares of the Thomas White American Enterprise Fund ("Fund"), a series of Lord Asset Management Trust (the "Trust"), held by the undersigned at the Special Meeting of Shareholders of the Fund to be held at 10:00 a.m., Central Time, on October 29, 2003, at the offices of Thomas White International Ltd., 440 S. LaSalle Street, Suite 3900, Chicago, IL 60605, as adjourned from time to time ("Meeting"), and instructs each of them to vote as indicated on the matters referred to in the Proxy Statement for the Meeting, with discretionary power to vote upon such other business as may properly come before the Meeting.

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THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF THE TRUST. The Board of Trustees recommends that you vote FOR the following proposal:

PROPOSAL I:

I.    To approve a Plan of Liquidation and Dissolution with respect to the Fund:
FOR [ ]
AGAINST [ ]	ABSTAIN [ ]

This proxy will be voted as specified. IF NO SPECIFICATION IS MADE FOR THE PROPOSAL, THIS PROXY WILL BE VOTED FOR THAT PROPOSAL.

Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged.

Date:__________________, 2003

Please date and sign exactly as the name or names appear on your shareholder account statement. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each shareholder should sign.
Signature	Signature (if held jointly)

Title (If applicable	Title (If applicable)

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.